Exhibit 10.2

AMENDMENT TO NOTE PAYABLE TERMS
August 8, 2014

THIS AGREEMENT (the “Agreement”) is made effective as of August 4, 2014, by and between Hydrocarb Energy Corporation (HECC), a Nevada corporation with corporate office located at 800 Gessner, Suite 375, Houston, Texas 77024 (the “Company”), and SMDRE LLC (“SMDRE”), a Texas Limited Liability Company, together referred to hereafter as the “Parties”.

Whereas, SMDRE has an outstanding Note Payable to the Company for $1,859,879 that became due on August 4, 2014; and whereas such note is unsecured and the board of directors of the Company have directed the Executive Chairman to negotiate an extension for the note to be paid giving the company a better chance to collect the note; and

Based also on an extension request letter from SMDRE, the terms of the outstanding Note Payable are hereby amended to be:

Principal Amount:	$1,859,879

Plus Extension Fee:	$50,000

New Face amount of Note:	$1,909,879

New Due Dates:

$   750,000 due by December 31, 2014
$1,159,879 due by March 31, 2015

Other Terms:

Should an up listing happen prior to the above due dates, all sums are due 60 days after an up listing to either the NYSE MKT or the NASDAQ stock exchanges.

As evidenced by the signatures hereunder the parties agree.

SMDRE LLC	Hydrocarb Energy Corporation

Clifton E. Stanley	Kent P. Watts
Managing Member	Executive Chairman